Exhibit 10.57

FORM OF SUBSCRIPTION AGREEMENT

[_______], 2026

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of _________, 2026, by and between Next Bridge Hydrocarbons, Inc., a Nevada corporation (the “Company”), and the undersigned (“Investor”). Certain capitalized terms used but not defined herein have the meanings ascribed thereto in the Company’s certificate of incorporation, as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms (as amended, the “Certificate of Incorporation”).

The Company desires to issue and sell to Investor, and Investor desires to purchase from the Company, certain shares of common stock of the Company (the “Shares”). In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and the Company acknowledges and agrees as follows:

1.                   Subscription. As of the date written above, the Investor hereby subscribes (the “Subscription”) for and agrees to purchase from the Company the number of Shares set forth on the signature page of this Agreement for the purchase price equal to $15 per Share for an aggregate amount equal to $_______________ (the “Purchase Price”).

2.                   Closing. The closing of the sale of the Shares contemplated hereby (the “Closing,” to occur on the “Closing Date”) shall occur upon acceptance of the Subscription by the Company pursuant to Section 3. Investor shall, no later than the Closing Date, pay and deliver, or cause to be paid and delivered, to the Company the Purchase Price. Investor’s Shares shall be issued by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333- 269366), declared effective by the Securities and Exchange Commission (the “SEC”) on ____________, 2026 (the “Registration Statement”). The wire transfer shall identify the Investor and, unless otherwise agreed by the Company, the funds shall be wired from an account in the Investor’s name. Upon the Closing, the Company shall provide instructions to its transfer agent to issue the Shares to the Investor against delivery to the Investor of the Purchase Price in book entry form to the Investor as indicated on the signature page or to a custodian designated by the Investor, as applicable, as indicated below; provided, however, that the Company’s obligation to issue the Shares to the Investor is contingent upon the Company having received the Purchase Price in full accordance with this Section 2. If this Agreement is terminated prior to the Closing and any funds have already been sent by the Investor to the Company, then, promptly after such termination (and in any event, within three (3) business days thereafter), the Company will promptly return the Purchase Price in full to the Investor to the account specified in writing by the Investor. For purposes of this Agreement, (x) “business day” shall mean a day other than a Saturday, Sunday or legal holiday on which commercial banking institutions in Dallas, Texas are authorized or required by law to close; (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise).

3.                   Acceptance of Subscription. The Company shall have the right, in its sole and absolute discretion, to accept or reject this Subscription, in whole or in part. The Subscription shall be deemed accepted by the Company only when this Agreement is signed by a duly authorized officer of the Company. Investor understands that the Purchase Price accompanying this Agreement, or any relevant portion thereof if the Subscription is accepted in part, will be returned to Investor (without interest) if the Subscription is not accepted by the Company or is accepted only in part. The Company’s decision to accept or reject any Subscription shall be final and shall not be subject to challenge by Investor.

4.                   Closing Conditions. The obligation of the parties hereto to consummate the Closing is subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

a.                   no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred; and

b.                   no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition on consummations of the transactions contemplated hereby.

5.                   Further Assurances. At or prior to the Closing Date, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Offering as contemplated by this Agreement.

6.                   Company Representations and Warranties. The Company represents and warrants to the Investor that:

a.                   The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

b.                   The Shares have been duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Certificate of Incorporation or applicable law.

c.                   This Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and principles of equity, whether considered at law or equity.

d.                   The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein will not (i) result in a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject that would have, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) any violation of the provisions of the organizational documents of the Company; or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, in each case that would have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with its obligations under this Agreement.

e.                   The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Investor could become liable. Other than Roth Capital Partners LLC (the “Placement Agent”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares in the Offering.

f.                    The Company is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

g.                   Except for such matters as have not had and would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Company.

h.                   The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

7.                   Investor Representations and Warranties. The Investor represents and warrants to the Company that:

a.                   The Investor is either a U.S. investor or non-U.S. investor as set forth under its name on the signature page hereto, and accordingly represents the applicable additional matters under clause (i) or (ii) below:

b.                   The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from the Company. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of the Company, the Placement Agent or any of their respective affiliates or any control persons, shareholders, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Agreement.

c.                   The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

d.                   The Investor acknowledges and agrees that the Investor has (i) received, reviewed and understood the Disclosure Documents (defined below) made available to the Investor in connection with the Subscription and (ii) conducted and completed its own independent due diligence with respect to the transaction contemplated by this Agreement based on such information as the Investor deems appropriate and necessary in order to make an investment decision with respect to the Shares and assuming the accuracy of the information in the Disclosure Documents in all material respects. The Investor has not relied on the Placement Agent, or any statement or action by the Placement Agents, to decide to enter into the transactions contemplated hereby. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has carefully reviewed each of the reports filed by the Company with the SEC from the date of the Registration Statement through the date of this Agreement and the Registration Statement (collectively, the “Disclosure Documents”). Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Investor further acknowledges that the information contained in the Disclosure Documents is subject to change, and that any changes to the information contained in the Disclosure Documents shall in no way affect the Investor’s obligation to purchase the Shares hereunder, except as otherwise provided herein, and that, in purchasing the Shares, the Investor; provided, that nothing set forth in this sentence shall be deemed to limit, amend or modify the other representations and warranties made by the Company in Section 6 hereof. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement and the Disclosure Documents, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Subscription, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

e.                   The Investor hereby acknowledges and agrees that (i) the Placement Agent is acting solely as the placement agent to the Company in connection with the offering of shares of common stock of the Company covered by the Registration Statement (the “Offering”), and is not acting as an underwriter or in any other capacity, and is not and shall not be construed as a fiduciary or financial advisor for the Investor in connection with subscription for Shares hereunder, (ii) the Placement Agent has not made and will not make any representation or warranty, express or implied, to the Investor with regard to the Offering, the Shares or the Company and have not provided any advice or recommendation to the Investor in connection with the transactions herein, (iii) the Placement Agent will have no responsibility for the representations, warranties or agreements made by the Company or the Investor, or between them, hereunder; (iv) neither the Placement Agent, nor any of its representatives or affiliates, has made any independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by or on behalf of the Company, and (v) the Placement Agent shall not bear responsibility or liability to the Investor for any losses or damages the Investor may incur as a result of or in connection with its purchase of the Shares or any transaction contemplated hereby and, to the fullest extent permitted by law, the Investor hereby waives any claims or causes of action that the Investor may have, now or in the future, against the Placement Agent in connection with any matter set forth herein.

f.                    The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Disclosure Documents. The Investor has determined based on its own independent review, and has sought such professional advice as it deems appropriate, that its purchase of the Shares and participation in the Offering (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which the Investor is bound and (v) are a fit, proper and suitable investment for the Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares. The Investor is able to bear the substantial risks associated with its purchase of the Shares, including but not limited to loss of its entire investment therein.

g.                   The Investor has sought such accounting, legal and tax advice as the Investor considered necessary to make an informed investment decision regarding its purchase of Shares and participation in the Offering and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that none of the Company or the Placement Agents has provided any tax advice or any other representations or guarantee regarding the tax consequence of the transactions contemplated by this Subscription Agreement.

h.                   Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company.

i.                    The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation. The Investor has the power and authority to enter into, deliver and perform its obligations under this Agreement.

j.                    The execution, delivery and performance by the Investor of this Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any law, statute, rule, order, subpoena, judgment, ruling or regulation of any court or other tribunal or the rules of any governmental commission or agency or regulatory or self-regulatory body, including the SEC, or any agreement or other undertaking to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same and this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

k.                   The Investor is not (i) a person named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Investor maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. The Investor represents that to the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

l.                    The Investor acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

m.                 No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of the Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of the Shares hereunder.

n.                   The Investor has and sufficient immediately available funds to pay the Purchase Price and consummate the purchase and sale of the Shares pursuant to this Agreement.

o.                   If the Investor is an employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, The Investor represents and warrants that (i) neither the Company, nor any of its respective affiliates has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Company or any of its respective affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares and (ii) the acquisition and holding of the Shares.

8.                   Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof the mutual written agreement of each of the parties hereto to terminate this Agreement (the “Termination”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Upon the Termination, this Agreement shall be void and of no further effect (except that the provisions of Section 9 of this Agreement and the obligations in Section 2 with respect to the Company’s return of the Purchase Price in full to the Investor to the account specified in writing by the Investor will survive any termination of this Agreement and continue indefinitely).

9.                   Miscellaneous.

a.                   All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

b.                   This Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by each party against whom enforcement of such amendment, modification, waiver or termination is sought. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

c.                   This Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by the Company and the Investor in connection with the Offering). Except as expressly set forth herein, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and assigns; provided, that, notwithstanding anything to the contrary contained herein, the Placement Agent is an intended third party beneficiary of the representations, warranties and agreements of the Investor contained in Section 7 hereof, with rights of enforcement only with respect to the waivers or obligations set forth therein that are specific to the Placement Agent.

d.                   This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

e.                   If any provision of this Agreement is invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

f.                    This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

g.                   Each party hereto shall pay all of its own expenses in connection with this Agreement and the transactions contemplated herein.

h.                   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles relating to conflict of laws. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts seated in Dallas County, Texas (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 9(i). Nothing in this Section 9(h) shall affect the right of any party to serve legal process in any other manner permitted by law. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, DISPUTE, CLAIM, LEGAL ACTION OR OTHER LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR ENFORCEMENT HEREOF.

i.                    Any notice or communication required or permitted hereunder to be given hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, in the case of Investor, and at the address in this Section 9(i) in the case of the Company, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the following address or to such other address or addresses as the Investor or the Company may hereafter designate by written notice to the other party.

If to the Company, to: Next Bridge Hyrdrocarbons, Inc. 500 W. Texas Avenue, Suite 890 Midland TX 9701 Attn: Greg McCabe	with copies (which shall not constitute notice) to: O’Melveny & Myers LLP 2801 N. Harwood Street, Suite 1600 Dallas, TX 75201 Attention: Jason Schumacher; Jack Jacobsen
Notice to the Investor shall be given to the address underneath the Investor’s name on the signature page hereto.

j.                    The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NEXT BRIDGE HYDROCARBONS, INC.

By:
Name: Title:

{INVESTOR SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice to Investor:

Attention:
Email:
Facsimile No.:
Telephone No.:

Address for Delivery of Shares to Investor (if not same as address for notice):

Subscription Amount: $

Number of Shares:

Investor status (mark one): ☐ U.S. investor ☐ Non-U.S. investor

EIN Number: